          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              NEOGEN CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              NEOGEN CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11/1/

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                         [LOGOS OF NEOGEN CORPORATION]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Neogen Corporation (the "Company"), a Michigan corporation, will be held on October 5, 2000 at 1:00 p.m., local time, at the University Club of Michigan State University, 3435 Forest Road, Lansing, MI 48909, to consider and act upon the following matters:

1. The election of three Class I directors to serve for a three year term.

2. To approve an amendment to the Company's 1997 Stock Option Plan increasing from 400,000 to 1,400,000 the number of shares of the Company's common stock authorized for issuance under the Plan.

3. Such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on August 7, 2000 are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postpaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Sincerely,
                                          /s/ Thomas H. Reed
                                          Thomas H. Reed
                                          Secretary

Lansing, Michigan
August 28, 2000

-------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
-------------------------------------------------------------------------------

                                PROXY STATEMENT

The enclosed Proxy is solicited on behalf of Neogen Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held October 5, 2000, at 1:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the University Club of Michigan State University, 3435 Forest Road, Lansing, MI 48909. The Company's telephone number is (517) 372-9200.

These proxy solicitation materials were mailed on or about August 29, 2000, together with the Company's 2000 Annual Report to Shareholders, to all shareholders entitled to vote at the meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Company, before the meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Every shareholder voting at the annual meeting has one vote for each share on all matters. The Company's By- Laws do not provide for cumulative voting in the election of directors. Shares represented by valid, executed and dated proxies in the enclosed form will be voted if received in time for the meeting in ac-cordance with the instructions thereon. Unless your proxy is otherwise marked, it will be voted FOR management's nominees for the board of directors, and FOR the proposal to increase the number of shares authorized for issuance under the 1997 Stock Option Plan.

A simple majority of the shares issued and outstanding as of August 7, 2000 (the "Record Date") must be present or represented at the Annual Meeting to constitute a quorum. For election of directors, the three individuals receiving the most votes will be elected for the term indicated. Approval for any other item of business to be voted upon at the Annual Meeting will require the affirmative vote of a majority of the votes cast by the holders of common shares at the meeting and entitled to vote. Abstentions, withheld votes and broker nonvotes will not be deemed votes cast in determining approval of any proposal, but will be counted in determining the number of common shares present or represented by proxy in determining whether a quorum is present.

The cost of soliciting proxies will be borne by the Company. The Company has retained the services of American Stock Transfer & Trust to aid in the solicitation of proxies. The Company estimates that the cost of soliciting proxies will be less than $2,000 including out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally by telephone, telegram, facsimile or letter.

Record Date and Principal Share Ownership

Shareholders of record at the close of business on August 7, 2000 are entitled to notice of and to vote at the meeting. At the Record Date, 5,713,717 shares of the Company's Common Stock were issued and outstanding. At the Record Date, the following were known by the Company to be beneficial owners of more than 5% of the Company's Common Stock.

Name and Address      Number of Shares Percent of Total
-------------------------------------------------------
James L. Herbert (1)
 Neogen Corporation
 620 Lesher Place
 Lansing, MI 48912        380,126            6.7%
Herbert D. Doan (1)
 P.O. Box 169
 Midland, MI 48640        308,889            5.4%

(1) Includes 115,416 shares and 7,334 shares of Common Stock which Mr. Herbert and Mr. Doan, respectively, have the right to acquire by exercise of options within 60 days of August 7, 2000.

Deadline for Receipt of Shareholder Proposals

Proposals of shareholders which are intended to be presented by such shareholders at the Company's next Annual Meeting of Shareholders must be received by the Company no later than May 4, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Company's By-Laws provide that the Company shall have at least five and no more than nine directors, with the exact number to be determined by the Board. The Board of Directors currently is comprised of nine directors. The directors are classified into three classes to serve for the terms set forth next to their names or until their successors have been duly qualified and elected. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees for director are currently directors of the Company. If any nominee becomes unavailable for any reason it is intended that the proxies will be voted for a substitute nominee designated by the Board. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by vote of a majority of the directors then in office until the next meeting of shareholders.

                                                                Expiration of
Nominees                                                        Proposed Term
--------                                                      ------------------
Class I:
 Lon M. Bohannon.............................................        2003
 Herbert D. Doan.............................................        2003
 Gordon E. Guyer, Ph.D.......................................        2003
Directors Continuing in Office                                Expiration of Term
------------------------------                                ------------------
Class II:
 Robert M. Book..............................................        2001
 Leonard E. Heller, Ph.D.....................................        2001
 Jack C. Parnell.............................................        2001
Class III:
 James L. Herbert............................................        2002
 G. Bruce Papesh.............................................        2002
 Thomas H. Reed..............................................        2002

Name of Directors         Age Position                                                            Director Since
----------------------------------------------------------------------------------------------------------------
James L. Herbert              60  Chairman, Board of Directors, President and CEO of the Company           1982
Thomas H. Reed (1) (3)        55  Secretary, Director                                                      1995
Lon M. Bohannon               47  Vice President and Chief Operating Officer of the Company, Director      1996
Robert M. Book (2)            70  Director                                                                 1990
Herbert D. Doan (1) (2)       77  Director                                                                 1982
Gordon E. Guyer, Ph.D. (3)    74  Director                                                                 1990
Leonard E. Heller, Ph.D. (3)  55  Director                                                                 1992
G. Bruce Papesh (2)           53  Director                                                                 1993
Jack C. Parnell (1)           65  Director                                                                 1993

(1) Member, Compensation Committee
(2) Member, Stock Option Committee
(3) Member, Audit Committee

The following is a brief summary of the business experience, including the past five years, for each of the nominees for and current members of the Board of Directors.

Nominees and current members of the Board of Directors:

Lon M. Bohannon was elected to the Board of Directors in October 1996. Mr. Bohannon joined Neogen in October 1985 as Vice President of Finance, was promoted to Vice President--Administration and Chief Financial Officer in November 1994 and was named Chief Operating Officer in 1999. He is responsible for all areas of the Company's operations except accounting, finance, human resources and investor relations. A CPA, Mr. Bohannon served as Administrative Controller for Federal Forge, Inc., a metal forging and stamping firm, from March 1980 until October 1985, and worked at the public accounting firm of Ernst & Young from June 1975 to March 1980.

Herbert D. Doan has been a director of the Company since September 1982. He was the Company's Chairman of the Board of Directors from October 1984 to October 1999. Mr. Doan has served as President of the Herbert H. and Grace A. Dow Foundation since February 1996 and is Chairman of the Michigan Molecular Institute, a position he has held since 1964. He was formerly President and Chief Executive Officer of Dow Chemical Company. He has been active as an independent venture capitalist for the past five years.

Dr. Gordon E. Guyer joined the Board of Directors in January 1990. Dr. Guyer retired in 1996 as Director for the Michigan Department of Agriculture, a position he held since 1993. Dr. Guyer served as interim President of Michigan State University from 1991 to 1993 and was Vice President of Governmental Affairs for the University from 1988 until 1991. From 1986 to 1988, he was Director of the Department of Natural Resources for the State of Michigan.

The Board of Directors recommends a vote FOR the above nominees.

Other current members of the Board of Directors:

James L. Herbert has been President, Chief Executive Officer, and a director of the Company since he joined Neogen in June 1982. He was named Chairman of the Board in October 1999. He previously held the position of Corporate Vice President of DeKalb Ag Research, a major agricultural genetics and energy company. He has management experience in animal biologics, specialized chemical research, medical instruments, aquaculture, animal nutrition, and poultry and livestock breeding and production.

Thomas H. Reed was elected to the Board of Directors in October 1995 and was elected Secretary in October 1999. Mr. Reed formerly was Vice President of MLE Marketing, a division of Southern States Cooperative, Inc. Prior to assuming that position, he served as President and Chief Executive Officer for the Michigan Livestock Exchange. Mr. Reed is a member of the Board of Directors of the National Livestock Producers Association and is a former chairman of the Michigan State University Board of Trustees.

Robert M. Book was elected to the Board of Directors in November 1990. Since January 1993, Mr. Book has served as President of AgriVista, Inc., a company that provides agricultural consulting and marketing services. He served as President of the Indiana Institute of Agriculture, Food and Nutrition, from 1983 through 1992. He was formerly Group Vice President of Agriculture Marketing for Elanco Products Company, a division of Eli Lilly & Co.

Dr. Leonard E. Heller was elected to the Board of Directors in October 1992. He founded and is CEO of Health Management Services, LLC, a company that provides services to physician and physician hospital business entities. He formerly was Secretary for the Cabinet of Human Resources in Kentucky and Chairman of the Governor's Task Force on Health Reform and consultant on health policy and pharmaceutical distribution issues.

G. Bruce Papesh was elected to the Board of Directors in October 1993 and was Secretary from October 1994 to October 1999. Since 1987, Mr. Papesh has served as President of Dart, Papesh & Co., an investment consulting and financial services firm. Mr. Papesh also serves on the Board of Directors of Immucor, Inc., a publicly traded immunodiagnostics company that manufactures and markets products for the human clinical blood bank industry.

Jack C. Parnell was elected to the Board of Directors in October 1993. Since 1991, he has held the position of Governmental Relations Advisor with the law firm of Kahn, Soares and Conway. In 1989, Mr. Parnell was appointed by President Bush to serve as Deputy Secretary for the U.S. Department of Agriculture. From 1983 to 1989, he served in three different senior governmental positions for the State of California, including Secretary for the California Department of Food and Agriculture from 1987 to 1989. The firm of Kahn, Soares and Conway currently acts as the Company's government relations advisor.

Security Ownership of Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of August 7, 2000 for each current director, each nominee, each executive officer listed in the summary compensation table below and for all current directors and executive officers as a group:

Name                                          Number of Shares Percent of Total
-------------------------------------------------------------------------------
James L. Herbert (1)                               380,126            6.7%
Thomas H. Reed (1)                                   9,600               *
Lon M. Bohannon (1)                                117,868            2.1%
Robert M. Book (1)                                  12,000               *
Herbert D. Doan (1)                                308,889            5.4%
Gordon E. Guyer, Ph. D. (1)                         24,000               *
Leonard E. Heller, Ph.D. (1)                        62,767            1.1%
G. Bruce Papesh (1)                                  8,000               *
Jack C. Parnell (1)                                 18,000               *

All current directors and executive officers
 as a group (sixteen persons) (1)                1,084,737           19.0%

*Less than 1%
(1) Includes the following shares of Common Stock which current directors and executive officers have the right to acquire by exercise of options within 60 days of August 7, 2000: Mr. Herbert--108,030 shares; Mr. Reed--9,000 shares; Mr. Bohannon--38,800 shares; Mr. Book--12,000 shares; Mr. Doan-- 7,334 shares; Dr. Guyer--14,000 shares; Dr. Heller--20,000 shares; Mr. Papesh--8,000 shares; Mr. Parnell--18,000 shares; all current directors and executive officers as a group--341,383 shares.

Board Meetings and Committees

The Board of Directors of the Company held six meetings during the fiscal year ended May 31, 2000. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and Committees of which he was a member held during the period he served on the Board or Committee.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Stock Option Committee. The Audit Committee, which met one time in fiscal year 2000, has responsibility of recommending to the Board of Directors the firm of independent auditors to be retained by the Company; reviewing with the Company's independent auditors the scope and results of their audits; reviewing with the independent auditors and management the Company's accounting and reporting principles, policies and practices; and reviewing with the Company's independent auditors the adequacy of the Company's accounting, financial and operating controls. The Compensation Committee, which met twice during fiscal year 2000, has responsibility for reviewing and approving the Company's executive compensation policies and makes recommendations concerning the Company's employee benefit programs. The Stock Option Committee administers the Company's Stock Option Plan. This committee held three meetings during fiscal year 2000.

The Board of Directors serves as a committee of the whole for purposes of recommending candidates for election to the Board of Directors. In this capacity, the Board held one meeting in fiscal year 2000. The Board will consider nominees recommended by shareholders provided such recommendations are in writing and received by the Company no later than May 4, 2001.
Recommendations should be addressed to: Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912.

Executive Compensation

The following table sets forth information regarding compensation paid or accrued by the Company during the last three years for the Company's chief executive officer and the only other executive officer (named "executive officers") of the Company receiving annual cash compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                  Fiscal                    Options      All Other
Name and Principal Position         Year Salary (1)   Bonus Awarded Compensation (2)(3)
---------------------------------------------------------------------------------------
James L. Herbert, President,       2000  $171,828   $70,000 45,000      $5,840
 Chief Executive Officer           1999  $162,376   $20,000 40,000      $4,555
                                   1998  $153,163   $30,000 30,000      $3,852
Lon M. Bohannon, Vice President,   2000  $111,256   $16,500 20,000      $4,624
 Chief Operating Officer           1999  $ 94,448   $16,000 17,000      $3,648
                                   1998  $ 89,459   $15,000 15,000      $2,649

(1) Includes amounts contributed to the Company's 401(k) Retirement Savings Plan by the named executive officer.
(2) Matching contributions paid to the Company's 401(k) Retirement Savings Plan on behalf of the named executive officer.
(3) Under terms of a deferred compensation agreement, the current value ($310,000 at May 31, 2000) of an annuity owned by the Company is payable to Mr. Herbert or his estate upon death, retirement or termination of employment.

The following table contains information concerning the grant of options under the Company's Stock Option Plan to the named executive officers of the Company during the year ended May 31, 2000. No stock appreciation rights (SARS) were granted during such period.

                                  Individual Grants
                  -----------------------------------------------------
                                                                        Potential Realized Value at
                                                                          Assumed Annual Rates of
                             Percent of Total                             Stock Price Appreciation
                             Options Granted                               at End of Option Term
                             to Employees     Exercise Price Expiration ---------------------------
Name              Granted    in Fiscal Year   Per Share      Date            5%            10%
----------------  -------    ---------------- -------------- ---------- ------------- --------------
James L. Herbert  36,228(1)        18.3%          $6.50       08/24/04  $      65,059 $      143,764
                   8,772(2)         4.4%          $6.50       08/24/09  $      35,858 $       90,872
Lon M. Bohannon   19,015(1)         9.6%          $6.50       08/24/04  $      34,148 $       75,458
                     985(2)          .5%          $6.50       08/24/09  $       4,026 $       10,204

(1) Options were granted at fair market value and vest over five years in equal annual installments commencing with the first anniversary of the grant date.

(2) Options were granted at fair market value and vest over three years in equal annual installments commencing with the first anniversary of the grant date.

The following table sets forth information for the named executive officers with respect to the value of options exercised during the year ended May 31, 2000 and the value of outstanding and unexercised options held as a May 31, 2000, based upon the market value of the Company's Common Stock of $6.00 per share on that date. There were no SARS outstanding or exercised as of or for the year ended May 31, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                     Number of Unexercised     Value of Unexercised
                                            Options            In-The-Money Options
           Shares                       at May 31, 2000         at May 31, 2000(2)
           Acquired    Value       ------------------------- -------------------------
Name       on Exercise Realized(1) Exercisable Unexercisable Exercisable Unexercisable
--------------------------------------------------------------------------------------
James L.
 Herbert       0           $ 0       79,482       90,518         $ 0          $ 0
Lon M.
 Bohannon      0           $ 0       24,000       50,000         $ 0          $ 0

(1) Represents the difference between the market price of the Common Stock and the exercise price of the options on the date of exercise multiplied by the number of shares acquired upon exercise.

(2) Represents the difference between the closing market price of Common Stock at May 31, 2000 of $6.00 per share and the exercise price per share of in-the-money options multiplied by the number of shares which could be acquired at May 31, 2000 upon the exercise of all in-the-money options.

Compensation of Directors

The Company does not pay director's fees to any director for attendance at meetings of the Board or Standing Committees. All non-employee directors are granted non-qualified options to purchase 5,000 shares of Common Stock when first elected to the Board of Directors and non-qualified options to purchase 2,000 shares of Common Stock upon subsequent election to, or commencement of annual service on, the Board of Directors. The options expire ten years after the date of grant and vest over three years in equal annual installments commencing with the first anniversary of the date of grant. All directors are eligible to receive reimbursement for all ordinary travel expenses related to attendance at Board or committee meetings.

Compensation Committee Report on Executive Compensation

  General. The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve Company goals and increase shareholder value. The Compensation Committee implements this policy through establishing salaries and bonuses. The Compensation Committee's current policy is not to provide significant pension or other retirement benefits for the Company's employees.
  Salaries. The Compensation Committee's policy is to provide salaries that are generally similar to those of similar executive officers in similar companies. The Compensation Committee determines comparable salaries through discussions with candidates for such positions, Company research and independent surveys concerning the salaries paid by similar companies.

  Performance Bonuses. The payment of bonuses to executive officers is directly related to their achievement of corporate and individual performance goals established at the beginning of the year. The amount of the bonus paid, if any, varies among the executive officers depending on their success in achieving individual performance goals and on their contribution to the achievement of corporate performance goals.

  Stock Options. Stock options are awarded by the Stock Option Committee of the Board of Directors. The Stock Option Committee's policy is to award stock options to the Company's officers in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance of growth of the Company, to join the interests of participants with the interests of shareholders of the Company and to attract the retain qualified employees. The Stock Option Committee's policy has been to grant options with terms of five to ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. As a result, such options will only have value if the price of the underlying shares increases.

  Fiscal 2000 Compensation Decisions Regarding James Herbert. The compensation of James L. Herbert, President and Chief Executive Officer, is recommended by the Compensation Committee to the Board of Directors based on the Committee's knowledge of the level necessary to enable the Company to remain competitive and retain top management.

In addition, Mr. Herbert's compensation is based on the Committee's subjective assessment of his progress toward achieving Company goals and objectives pertaining to the development and marketing of products dedicated to food and animal safety. Particular consideration is given to progress toward enhancing long-term shareholder value which includes overall growth in sales and operating and net profit for the Company's most recent fiscal year.

Incentive compensation payments to Mr. Herbert are made partially in the form of cash intended to reward Mr. Herbert for achievement of individual and corporate objectives, partially in the form of stock options, intended to provide Mr. Herbert with increased incentive to focus on long-term performance growth of the Company that will enhance shareholder value, and partially in the form of contributions to an annuity owned by the Company and payable to Mr. Herbert or his estate upon death, retirement or termination of employment.

Mr. Herbert did not participate in the approval of his own compensation, but did participate in discussion of the Company's performance for fiscal 2000 and the determination of bonuses for other executive officers of the Company.

                                                   By the Compensation Committee

                                                      Herbert D. Doan (Chairman)
                                                                 Jack C. Parnell
                                                                  Thomas H. Reed

Audit Committee Report

The Audit Committee has adopted the following Charter governing its membership criteria and activities:

                            AUDIT COMMITTEE CHARTER

The Audit Committee shall be appointed by the Chairman of the Board of Directors of Neogen Corporation and shall consist of Directors of the Company who are independent of Management and the Company. All Audit Committee members shall be financially literate and one or more members shall have accounting or financial management expertise. This Charter, shall be amended as necessary and approved annually by the Board of Directors of Neogen Corporation.

The Audit Committee shall provide assistance to the Board of Directors of Neogen Corporation in fulfilling its oversight responsibilities to the shareholders and other stakeholders related to the Company's financial statements and financial controls. The Audit Committee shall maintain open dialog between Directors, Independent Auditors, and Management. The Committee is empowered to investigate any financial matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

The Audit Committee shall have a clear understanding with Management and the Independent Auditors that the Independent Auditors are ultimately accountable to the Board of Directors of Neogen Corporation and the Audit Committee. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend to the Board the replacement of the Independent Auditors. Annually the Committee shall review and recommend to the Board of Directors the selection of the Company's Independent Auditor.

The Audit Committee shall report in Neogen Corporation's Proxy statement that it has:

1) Discussed with the Independent Auditors the matters required to be discussed by Statement on Auditing Standards #61. These matters include communications of any significant changes in accounting procedures, sensitive accounting estimates, and significant adjustments in financial reporting. In addition, the auditor requires that the Audit Committee be informed of serious difficulties in dealing with management related to the performance of the audit or of any disagreements and unresolved issues significant to the financial statements.

2) Received from the Independent Auditors disclosures regarding the auditors independence required by Independence Standards Board Statement #1. These disclosures include receiving a written statement of any professional and business relationships that may impair its independence.

3) Reviewed and discussed the audited financial statements with Management and the Independent Auditors and that based on this review and discussion it recommends to the Board of Directors that the audited financial statements be included in the Company's report on Form 10-K.

Recommendation

Based upon the completion of the items outlined in the charter, the Audit Committee recommends to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the period ended May 31, 2000 for filing with the SEC.

                                                          By the Audit Committee

                                                Dr. Leonard E. Heller (Chairman)
                                                             Dr. Gordon E. Guyer
                                                                  Thomas H. Reed

Stock Performance Graph

The following line graph compares for the fiscal years ended May 31, 1996, 1997, 1998, 1999, and 2000 (i) the yearly cumulative total shareholder return on the Company's common stock with (ii) the cumulative total return of the Russell 2000 Index and with (iii) a Peer Group Index. The Peer Group consists of Strategic Diagnostics Corporation, Idexx Laboratories, Inc., Synbiotics Corporation, MEDTOX Scientific, Inc., ImmuCell Corporation, Hemagen Diagnostics, Inc., and Embrex, Inc.

                              [PERFORMANCE GRAPH]

                                 1995     1996    1997    1998    1999    2000
Neogen Corporation              $100     $114     $100    $125    $100    $86
Peer Group                      $100     $131      $65    $104     $98   $179
Russell 2000 Index              $100     $134     $131    $149    $136   $148

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the two fiscal years ended May 31, 2000 except that one report covering one transaction in fiscal year 1999 was filed late by Gerald S. Traynor, a Company Vice President and one report covering one transaction in fiscal year 2000 was filed late by Lon M. Bohannon, a Company Vice President and Chief Operating Officer. As of the date hereof the Company is not aware of any failure to file a required report.

                                   PROPOSAL 2
             AMENDMENT TO NEOGEN CORPORATION 1997 STOCK OPTION PLAN

At the meeting, shareholders will be asked to consider and act upon a proposal to approve an amendment to the Neogen Corporation 1997 Stock Option Plan (the "Plan") increasing the number of shares authorized for issuance from 400,000 shares to 1,400,000 shares.

The Board of Directors believes that it is in the Company's and its shareholders' best interests to approve the amendments to the Plan to allow the Company to continue to grant stock options to secure for the Company the benefits of the additional incentive inherent in the ownership of its Common Stock by directors, Scientific Review Council ("SRC") members, and key employees (including officers), to help the Company attract, secure and retain the services of these persons and to provide these persons with an opportunity to acquire or enlarge their stock ownership so they might have a direct interest in the Company's success. Non-employee directors and SRC members do not receive any other compensation for their services as directors, committee members or SRC members of the Company. As of May 31, 2000, 12,000 shares were available for issuance under the plan.

The Company will furnish a full copy of the Plan, as amended, without charge to each person who forwards a written request including representation that he or she was a shareholder on August 7, 2000 to: Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912. The Company's Board of Directors has approved the amendment to the Plan, subject to shareholder approval. The major features of the Plan are summarized below, but this is only a summary and is qualified in its entirety by reference to the actual text. Capitalized terms not otherwise defined in this Proxy Statement have the meanings given them in the Plan. As of the Record Date, the closing sale price of the Company's Common Stock was $6.375.

Approval of the Amendment to the Plan

The approval by a majority of the votes cast by the holders of Common Shares at the meeting and entitled to vote on the action is necessary for shareholder approval of the Plan. Abstentions, withheld votes and broker nonvotes will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of Common Shares present or represented by proxy in determining whether a quorum is present.

The Board of Directors recommends a vote FOR Proposal 2.

                                 OTHER MATTERS

Independent Public Accountant

BDO Seidman L.L.P. is the independent auditor for the Company and its subsidiaries and has reported on the consolidated financial statements included in the Annual Report of the Company which accompanies this proxy statement. The Company's independent auditor is appointed by the Board of Directors.

Representatives of BDO Seidman L.L.P. are expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions and will have an opportunity to make a statement at the meeting if they desire to do so.

Other Proposals

Neither the Company nor its Board of Directors intends to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the Meeting by others. However, if any other matters properly come before such Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgement.

Neogen Corporation will furnish a copy of its Annual Report on Form 10-K for the year ended May 31, 2000, without exhibits, without charge to each person who forwards a written request including representation that he/she was a shareholder on August 7, 2000 to: Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912.

By order of the Board of Directors

/s/ Thomas H. Reed
Thomas H. Reed
Secretary

Dated: August 28, 2000

                          PROXY - NEOGEN CORPORATION
               Annual Meeting of Shareholders - October 5, 2000

The undersigned hereby appoints Thomas H. Reed and James L. Herbert, and each of them with full power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters which come before the annual meeting of shareholders of Neogen Corporation referred to above and at any adjournment of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.


               (Continued and to be signed on the reverse side.)


                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

A [X] Please mark your
      votes as in this
      example using dark
      ink only.


                          FOR   WITHHELD      Nominees:
1. ELECTION OF DIRECTORS  [ ]     [ ]         Herbert D. Doan, Gordon E. Guyer,
                                              and Lon M. Bohannon

To withhold authority to vote for any individual nominee(s) write his or their names in the following space:

--------------------------------------------------------------


                                       FOR     AGAINST     ABSTAIN
2. To approve an amendment to the      [ ]       [ ]         [ ]
   Company's 1997 Stock Option
   Plan increasing from 400,000 to
   1,400,000 the number of shares
   of the Company's Common Stock
   authorized for issuance under
   the plan.


SIGNATURE(S)                    DATE            ,2000
            --------------------    ------------

NOTE: Please sign exactly as your name appears on this proxy. If signed for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.